UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 6, 2016

Date of Report (Date of earliest event reported)

EVERGREEN-AGRA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53902	98-0460379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19800 MacArthur suite 300, Irvine CA, USA 92612

(Address of principal executive offices) (Zip Code)

604.764.7646

Registrant's telephone number, including area code

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On January 6, 2016, Evergreen-Agra, Inc. (the "Company") entered into an agreement with Matthew Rhoden, pursuant to which Mr. Rhoden was retained as the Chief Executive Officer of the Company for a five year term, and in consideration thereof, the Company agreed to issue an aggregate of 17,339,889 shares of common stock to Mr. Rhoden (the "Agreement"). The Agreement was approved by the Board of Director and majority shareholder of the Company following the transactions described in Items 1.01 and 5.02 below.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 3.02.

These securities were not registered under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the Conventions Shareholders agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 5.02.

Effective January 6th, 2016, Randy Rhoden was appointed Chief Operating Officer of the Company.

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The business background descriptions of the newly appointed officer and directors are as follows:

Matthew Rhoden

Chief Executive Officer

Mr. Matthew Rhoden, 25 years old, has been involved in the Medical Marijuana industry for the past 5 years. Mr. Rhoden is considered a Master Grower and an authority on the leading edge of the Marijuana industry rules and regulations.

Randy Rhoden

Chief Operating Officer

Mr. Randy Rhoden, 61 years old, during the past thirty (30) years Randy has held senior level Executive positions requiring him to demonstrate a high level of expertise in many areas. In 2009-2012, Randy was responsible for all (non-profit) MME operations for HRC Wellness, Inc. in compliance with all regulatory statutes set forth by the state of California. Mr. Rhoden directed, administered, and coordinated the internal operational activities of the organization in accordance with policies, goals, and objectives established by his Board of Directors. Randy has in-depth knowledge of multiple light hydroponic indoor Ebb and Flow drain systems and nutrient ratios for each set up including: Vegetation and flowering cycles, timers, Co2, watering regiments, air (a/c) and water temperature. He maintained and cloned mother plants and sprayed for the removal of all known diseases and pests (spider mites, root aphids, white flies and powder mold). HRC Wellness, Inc. was a licensed MME company operating under very strict guidelines set forth by the State of California, County and City governments.

Presently in 2014, Randy also became the Chief Executive Officer (CEO) of ARM Top Shelf, LLC. in Illinois and Chief Operating Officer (COO) of Just Quality, LLC. In Las Vegas Nevada. He is responsible for managing all hands-on operational aspects in Dispensary, Cultivation and Production establishments.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly ca used this report to be signed on its behalf by the undersigned thereunto duly authorized.

Evergreen-Agra, Inc.

Date: January 8, 2016	By:	/s/ Rene Hamouth
Rene Hamouth
Chairman of the Board / Director

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